Exhibit 3.1

BYLAWS
OF
PORTER BANCORP, INC.

(Amended and Restated as of May 22, 2013)

ARTICLE I

Offices

Section 1.                      Registered Office.  The registered office of the Corporation shall be in the city of Shepherdsville, Bullitt County, Commonwealth of Kentucky.

Section 2.                      Other Offices.  The Corporation may also have offices at such other places both within and without the Commonwealth of Kentucky as the Board of Directors may from time to time determine.

ARTICLE II

Shareholders

Section 1.                      Place of Meetings.  Meetings of the shareholders may be held at such place (if any), either within or without the Commonwealth of Kentucky, as shall be designated from time to time by the Board of Directors, the Chairman of the Board or the President and stated in the notice of the meeting or in a duly executed waiver of notice thereof. In lieu of holding a meeting of shareholders at a designated place, the Board of Directors may, in its sole discretion, determine that any meeting of shareholders may be held solely by means of remote communication.

Section 2.                      Annual Meetings.  The annual meeting of the shareholders for the election of directors and for the transaction of any other business as may be properly brought before a meeting shall be held on such date and at such time and place (if any) to be fixed by the Board of Directors and stated in the notice of meeting.

Section 3.                      Special Meetings.  Unless otherwise prescribed by law or by the Articles of Incorporation, special meetings of shareholders may be called at any time and for any purpose, by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President, or by the Secretary at the written request of the holders of at least 40% in voting power of all capital stock outstanding and entitled to cast votes at the meeting. Such written request shall be addressed to the Secretary of the Corporation and shall state the purpose of the proposed meeting, which must be a proper matter for shareholder action under the General Corporation Law of the Commonwealth of Kentucky, and shall contain such other information as would be required under Section 9 of Article II hereof were it to be brought before a meeting called by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the President. In the case of any special meeting so requested by holders of at least 40% in voting power of all capital stock outstanding and entitled to cast votes at the meeting, the Board of Directors shall promptly, but in all events within 10 days after the date on which such written request is received, adopt a resolution fixing a date for such special meeting, which meeting date shall be no more than 90 days from the date of such resolution. If the Board of Directors fails to take such action, the record date shall be the 120th day after the date on which the written request was received. No business shall be conducted at any special meeting of shareholders other than the items of business stated in the notice of meeting given in accordance with Section 4 of this Article II.

Section 4.                      Notice of Meetings.  Notice of any meeting of shareholders, whether annual or special, stating the place (if any), date and time of the meeting, the means of remote communication, if any, by which the shareholders and proxyholders may be deemed to be present in person and vote at such meeting, and in the case of special meetings, the purpose for which such special meeting is called, shall be prepared and delivered by the Corporation not less than 10 days or more than 60 days before the date of the meeting (except to the extent that such notice is waived or is not required to be provided pursuant to the General Corporation Law of the Commonwealth of Kentucky). Notice shall be given either personally, or by mail, or to the extent and in the manner permitted by applicable law. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to each shareholder at his or her address as it appears on the records of the Corporation.

Section 5.                      Record Date for Shareholder Meetings.  For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 70 nor less than 10 days before the date of any such meeting, and shall not be more than 70 days prior to any other action, except as provided by law. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 6.                      List of Shareholders.  After the record date for a meeting of shareholders has been fixed, at least 5 days before such meeting, the officer who has charge over the stock ledger of the Corporation shall prepare a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting for a period of at least 5 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. If the list is made available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced at the time and place of the meeting and kept open throughout the meeting for examination by any shareholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any shareholder during the entire time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. This list shall determine the identity of the shareholders entitled to vote at the meeting and the number of shares held by each of them.

Section 7.                      Quorum and Adjournment.

(a)           Except as otherwise provided by law, the Articles of Incorporation or these bylaws, the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Where a separate vote by a class or series is required, the holders of a majority in voting power of the outstanding shares of such class or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

(b)           If a quorum shall fail to attend any meeting, the Chairman of the meeting or the holders of the majority in voting power of shares of capital stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date and time. The holders of a majority in voting power of voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting to another place, date or time. When a meeting is adjourned to another place (if any), date or time, written notice need not be given of the adjourned meeting if the place (if any), date and time thereof are announced at the meeting at which the adjournment is taken; provided however, that if the date of any adjourned meeting is more than 30 days after the date for which the meeting was originally noticed, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting.

Section 8.                      Chairman of Meetings.  Meetings of the shareholders shall be presided over by the Chairman of the Board or, if the Chairman is not present, the Chief Executive Officer, the President or such other director or officer as may be designated by the Board of Directors to act as chairman, or if no designation has been made, a chairman shall be chosen at the meeting. The order of business at all meetings of the shareholders and the procedures at the meeting, including such regulation of the manner of voting and the conduct of discussion, shall be determined by the chairman of the meeting. The chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one shareholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the chairman shall have the power to have such person removed from participation. The chairman shall, if the facts warrant, determine and declare at the meeting that any proposed item of business was not properly brought before the meeting in accordance with Section 9 of this Article II, and any such business not properly brought before the meeting shall not be conducted.

Section 9.                      Notice of Shareholder Business.

(a)           At an annual or special meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting of shareholders, business must be (i) specified in the notice of meeting (or any supplement thereto) given at the direction of the Board of Directors, (ii) properly brought before the meeting by or at the direction of the Board of Directors, or (iii) properly brought before a meeting by a shareholder. For business to be properly brought before a meeting by a shareholder, it must be a proper matter for shareholder action under the General Corporation Law of the Commonwealth of Kentucky, and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, notice by a shareholder must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 calendar days before the one year anniversary of the date of the Corporation's proxy statement issued in connection with the prior year's annual meeting in the case of an annual meeting (or February 1, 2006, in the case of the 2006 Annual Meeting), and not less than 60 days prior to the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for such special meeting, then a shareholder's notice shall be timely if it is received at the principal executive offices of the Corporation within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

(b)           Notice by a shareholder to the Secretary of the Corporation shall set forth as to each matter the shareholder proposes to bring before the annual or special meeting (i) a description of the business desired to be brought before the meeting, (ii) the name and address of the shareholder proposing such business and of the beneficial owner, if any, on whose behalf the business is being brought, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the shareholder and such other beneficial owner, and (iv) any material interest of the shareholder and such other beneficial owner in such business. In no event shall an announcement of an adjournment or postponement of a meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

Section 10.                    Nomination of Director Candidates.

(a)           Subject to any provision of the Articles of Incorporation or any Certificate of Designations establishing the rights of holders of any class or series of capital stock then outstanding, nominations for the election or re-election of directors at a meeting of the shareholders may be made by (i) the Board of Directors or a duly authorized committee thereof or (ii) any shareholder entitled to vote in the election of directors generally who complies with the procedures set forth in these Bylaws and who is a shareholder of record at the time notice is delivered to the Secretary of the Corporation. Subject to any provision of the Articles of Incorporation or any Certificate of Designations establishing the rights of holders of any class or series of capital stock then outstanding, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election or re-election as directors at an annual meeting only if timely notice of such shareholder's intent to make such nominations has been given in writing to the Secretary of the Corporation. To be timely, notice of a shareholder nomination for a director to be elected must be delivered to or mailed and received at the principal executive offices of the Corporation, not less than 120 calendar days before the one year anniversary of the date of the Corporation's proxy statement issued in connection with the prior year's annual meeting in the case of an annual meeting (or February 1, 2006, in the case of the 2006 Annual Meeting), and not less than 60 days before the meeting in the case of a special meeting; provided, however, that if a public announcement of the date of the special meeting is not given at least 70 days before the scheduled date for such special meeting, then a shareholder's nomination shall be timely if it is received at the principal executive offices of the Corporation within 10 days following the date public notice of the meeting date is first given, whether by press release or other public filing.

(b)           Each such notice shall set forth: (i) the name and address of the shareholder who intends to make the nomination, the beneficial owner, if any, on whose behalf the nomination is being made and each person to be nominated; (ii) a representation that the shareholder is the holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to nominate each person specified in the notice; (iii) a description of all the arrangements or understandings between the shareholder or such beneficial owner and each nominee and any other person (naming such person) pursuant to which the nomination is to be made by the shareholder; (iv) such other information regarding each nominee proposed by such shareholder as would be required to be included in solicitations of proxies for the election of directors in an election contest or is otherwise required pursuant to the federal securities laws and regulations, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (v) the consent of each nominee to serve as a director of the Corporation if so elected.

(c)           Notwithstanding the foregoing, if the number of directors to be elected at an annual meeting is increased and there is no public announcement by the Corporation naming the nominees for the additional directorships at least 70 days before such meeting, a shareholder's notice required by this Section 10 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation no later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an announcement of an adjournment or postponement of a meeting of shareholders commence a new time period (or extend any time period) for the giving of a shareholder's notice as described above.

Section 11.                    Voting at Shareholders’ Meetings; Proxies.

(a)           At any meeting of shareholders, every shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action without a meeting may vote in person or may authorize another person or persons to act for such shareholder by proxy if such proxy is authorized by an instrument in writing or by electronic transmission as permitted by law and filed in accordance with the procedure established for the meeting, but no proxy shall be voted after 3 years from its date, unless such proxy provides for a longer period. Every proxy shall be executed in writing by the shareholder or by his or her authorized representative, or otherwise as provided under the General Corporation Law of the Commonwealth of Kentucky.

(b)           Except as otherwise provided by law or by the Articles of Incorporation:

(i)           Directors shall be elected by a plurality in voting power of the shares present in person or represented by proxy at a meeting of the shareholders and entitled to vote in the election of directors; and

(ii)          Whenever any corporate action other than the election of directors is to be taken, it shall be authorized if the votes cast in favor of the action exceed the votes cast in opposition to the action.

(c)           Any vote of shareholders may be taken by written ballot, and if so authorized by the Board of Directors, electronic transmission, telephonic communication or other means of remote communication shall constitute a written ballot. Every written ballot shall state the name of the shareholder or proxyholder voting and such other information as may be required under the procedures established for the meeting. If so authorized by the Board of Directors, and in addition to such guidelines and procedures as the Board may adopt, every shareholder vote taken by electronic or other means of remote communication shall set forth such information from which it can be determined that the communication was authorized by the shareholder or proxyholder. Every vote taken at the meeting shall be counted by an inspector or inspectors appointed by the chairman of the meeting. The Board of Directors may, and to the extent required by law shall, in advance of any meeting of the shareholders, appoint one or more inspectors to act at the meeting, decide upon the qualification of voters, count the votes, decide the results and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act, and if no inspector or alternate is able to act at a meeting of shareholders, the person presiding at the meeting may, and to the extent required by law shall, appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability.

Section 12.                     Meetings by Remote Communication.  If authorized by the Board of Directors, and subject to such guidelines and procedures as the Board may adopt, shareholders and proxyholders not physically present at a meeting of shareholders may, by means of remote communication, participate in the meeting and be deemed present in person and vote at the meeting, whether such meeting is to be held in a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a shareholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such shareholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the shareholders, including an opportunity to read or hear the proceedings in the meeting substantially concurrently with such proceedings, and (iii) the Corporation shall record and maintain as a record the recorded vote or other action taken at the meeting by a shareholder or proxyholder by means of remote communication.

Section 13.                     Shareholder Action Without Meeting.

(a)           Except as otherwise prohibited or restricted by law or the Articles of Incorporation, any action that may be taken at any annual or special meeting of shareholders may be taken without a meeting and without prior notice, if a consent or consents in writing, setting forth the actions so taken, are signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and are delivered to the Corporation. Such delivery shall be by delivery to the Corporation's registered office in the Commonwealth of Kentucky, its principal place of business, or an officer or agent of the Corporation having custody of the corporate records in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. All such consents shall be filed with the Secretary of the Corporation and shall be maintained in the corporate records. Written notice of the taking of a corporate action without a meeting shall be given to those shareholders who were entitled to take the corporate action and have not consented in writing.

(b)           An electronic transmission consenting to an action to be taken and transmitted by a shareholder or proxyholder, or other person authorized to act for the shareholder or proxyholder, shall be deemed to be written, signed and dated for the purpose of this Section 13, provided that such electronic transmission sets forth information from which the Corporation can determine (i) that the transmission was transmitted by the shareholder or by a person authorized to act for the shareholder and (ii) the date on which such shareholder or authorized person transmitted such transmission. The date of the electronic transmission shall be deemed the date the consent was signed. No consent given by electronic transmission shall be deemed to have been delivered to the Corporation until such consent is reproduced in paper form and delivered to the Corporation by delivery to its registered office in the Commonwealth of Kentucky, its principal place of business, or an officer or agent of the corporation having custody of the corporate records in which proceedings of meetings of shareholders are recorded. Delivery made to a corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

Section 14.                      Record Date for Shareholder Action Without a Meeting.  In order to determine the shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date. Such record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any shareholder of record seeking to have the shareholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within 10 days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within 10 days after the date on which such a request is received, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, the Articles of Incorporation, or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in Section 13 of this Article II. If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by applicable law, the Articles of Incorporation, or these Bylaws, the record date for determining shareholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

Section 15.                     General.  For purposes of this Article II, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").  Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Article II shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

ARTICLE III

Board of Directors

Section 1.                      General Powers.  All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation managed under the direction of the Board of Directors. In addition to the powers and authorities these Bylaws expressly confer upon them, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation or these Bylaws required to be exercised or done by the shareholders. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

Section 2.                      Number.  The number of directors, which shall constitute the entire Board of Directors, shall not be fewer than 2 nor more than 15 members, as shall be determined by the affirmative vote of a majority of the directors then in office.

Section 3.                      Vacancies.  Subject to the rights of holders of any class or series of capital stock to elect additional directors under specified circumstances, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, and directors so chosen shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until their successors have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

Section 4.                      Resignation.  Any director may resign at any time by giving notice in writing or by electronic transmission of his or her resignation to the Board of Directors. A resignation shall take effect at the time specified therein or, if not so specified, immediately upon its receipt. Unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

Section 5.                      Removal.  Subject to the rights of the holders of any class or series of capital stock then outstanding, if any, any director may be removed from office at any time only by the affirmative vote of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 6.                      Meetings.  The Chairman of the Board shall preside at all meetings of the Board of Directors at which he or she shall be present. In his or her absence, such other director as may from time to time be designated to serve as the presiding director by the Board of Directors shall so preside or, if both the Chairman and the presiding director are absent for a particular meeting, the Board of Directors shall choose a chairman of the meeting who shall preside thereat.

(a)           Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such time and place, within or without the Commonwealth of Kentucky, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of shareholders.

(b)           Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board, the President or two or more directors and may be held at any time and place, within or without the Commonwealth of Kentucky. The Secretary of the Corporation or the officer or one of the directors calling the meeting shall give notice of the time and place of any special meeting of directors to each director.

(c)           Notice.  Notice, if required, shall be given by (i) giving notice to such director in person or by telephone, facsimile, electronic transmission or voice message system at least twenty-four (24) hours in advance of the meeting, (ii) delivering written notice by hand, to his or her last known business or home address at least twenty-four (24) hours in advance of the meeting, or (iii) mailing written notice to his or her last known business or home address at least 3 days in advance of the meeting. Notice of any meeting of the Board of Directors or any committee thereof need not be given to any director who shall submit, either before or after the time stated therein, a waiver of notice in writing or by electronic transmission or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. A notice or waiver of notice of a meeting of the Board of Directors, if required, need not specify the purpose or purposes of the meeting.

Section 7.                      Quorum and Adjournment.  Except as may be otherwise specifically provided by law, the Articles of Incorporation or these Bylaws, at all meetings of the Board of Directors, a majority of the entire Board of Directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the place, date and time of the new meeting are not announced at the adjourned meeting, notice of the adjourned meeting shall be given to all directors.

Section 8.                      Action Without a Meeting.  Unless otherwise provided by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee.  Such filing shall be in paper form if the minutes are maintained in paper form and in electronic form if the minutes are maintained in electronic form.

Section 9.                      Meetings by Other Methods of Communication.  Directors or any member of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or the committee by means of a telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.

Section 10.                     Dividends.  To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Articles of Incorporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

Section 11.                     Committees.

(a)           The Board of Directors may designate one or more committees to serve at the pleasure of the Board; each committee shall consist of one or more of the directors of the Corporation, with such lawfully delegated powers and duties as the Board of Directors shall confer. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the member or members present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.

(b)           At all meetings of such committee, a majority of its members shall constitute a quorum for the transaction of business. The act of the committee members present at any meeting at which there is a quorum shall be the act of such committee. Each committee shall keep regular minutes and report to the Board of Directors when required. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

Section 12.                     Compensation of Directors.  Each director who is not an employee or officer of the Corporation or its subsidiaries, may be paid such compensation for their services as such and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.

Section 13.                     Interested Directors.  No transaction with the Corporation in which a director or officer of the Corporation has a direct or indirect interest shall be voidable solely because of the director’s interest in the transaction if: (i) the material facts of the transaction and the director’s interest are disclosed or are known to the Board of Directors or a committee of the Board of Directors, and a majority of the Board of Directors having no direct or indirect interest in the transaction or a majority of the committee members having no direct or indirect interest in the transaction authorizes, approves, or ratifies the transaction; (ii) the material facts of the transaction and the director’s interest are disclosed or are known to the shareholders entitled to vote thereon, and a majority of the shares entitled to vote on the transaction are voted to authorize, approve or ratify the transaction, provided, however, that shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity that is a party to the transaction and in which a director has a material financial interest or in which a director is a general partner, shall not be counted for the purposes of determining the shares entitled to vote on the transaction or a majority of the same; or (iii) the transaction is fair to the Corporation.

ARTICLE IV

Officers

Section 1.                      General.  The officers of the Corporation may include the Chairman of the Board, a Chief Executive Officer, a President, a Secretary, a Treasurer, a Chief Operating Officer, a Chief Financial Officer, and such other officers as may be appointed by the Board of Directors, including, but not limited to, a Vice Chairman, a General Counsel, one or more Vice Presidents, one or more Assistant Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, one or more Controllers, and one or more Assistant Controllers. The same person may hold any number of offices unless otherwise prohibited by law, the Articles of Incorporation or these Bylaws. Officers shall be entitled to such compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors.

Section 2.                      Term, Resignation and Removal.  The officers of the Corporation shall be appointed by the Board of Directors and shall hold office for such terms and shall exercise and perform such duties as shall be determined from time to time by the Board of Directors, and all officers shall hold office until their successors are chosen and qualified, unless a different term is specified in the vote appointing him or her, or until their earlier death, resignation or removal. Any officer may resign by delivering his or her resignation in writing or by electronic transmission to the Corporation at its principal office or to the President or Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board of Directors subject to any contractual rights held by such officer. The Board of Directors shall fill any vacancy occurring in any office of the Corporation.

Section 3.                      Other Officers.  Such other officers as the Board of Directors may appoint shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Section 4.                      Authority and Duties of Officers.  All officers of the Corporation shall have such authority and perform such duties in the management of the business of the Corporation as may be designated from time to time by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE V

Capital Stock

Section 1.                      Form of Certificate.  A certificate for shares of stock in such form as prescribed by law and by the Board of Directors shall evidence the interest of each shareholder of the Corporation; provided that the Board may provide, by resolution, that some or all classes or series of its stock may be uncertificated shares. The Chairman of the Board, the Chief Executive Officer or the President, and the Treasurer or the Secretary of the Corporation, shall sign each certificate in the name of the Corporation. Any or all signatures on the certificate may be facsimile signatures. In case any officer, transfer agent or registrar whose signature or facsimile signature appears on a certificate shall have ceased to be such officer, transfer agent or registrar before the certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 2.                      Lost Certificates.  The Corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe for the protection of the Corporation or any transfer agent or registrar, including the presentation of reasonable evidence of such loss, theft or destruction and the giving of such indemnity, not to exceed double the value of the stock, as a condition precedent to the issuance of the new certificate.

Section 3.                      Transfers.

(a)           Each certificate for shares of stock that are subject to any restriction on transfer pursuant to the Articles of Incorporation, these Bylaws, applicable securities laws or any agreement among any number of shareholders or among such holders and the Corporation, shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such a restriction.

(b)           Except as otherwise established by rules and regulations established by the Board of Directors, and subject to applicable law, transfers of shares of stock shall be made only upon the transfer books of the Corporation or by transfer agents designated to transfer shares of stock of the Corporation. When a stock certificate has been issued in accordance with Article V, Section 1 of these Bylaws to represent the shares being transferred, such certificate shall be surrendered to the Corporation or its transfer agent properly endorsed or accompanied by a written assignment or power of attorney properly executed, and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, the Articles of Incorporation or these Bylaws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these Bylaws.

ARTICLE VI

General Provisions

Section 1.                      Fiscal Year.  The fiscal year of the Corporation shall be as specified by the Board of Directors.

Section 2.                      Corporate Seal.  The corporate seal, if one is adopted, shall be in such form as shall be approved by the Board of Directors.

Section 3.                      Voting Shares in Other Business Entities.  Except as the Board of Directors may otherwise designate, shares or equity interests in other corporations or business entities that are held by the Corporation shall be represented and voted only by the Chairman of the Board, the Chief Executive Officer, the President or a proxy appointed by any of them.

Section 4.                      Contracts.  Any officer having the power to sign certificates, contracts, obligations and other instruments of the Corporation may delegate such power to any other officer or employee of the Corporation, provided that the delegating officer shall be accountable for the actions of that officer or employee to whom power was delegated.

Section 5.                      Obligations.  All checks and drafts on the Corporation's bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations, bonds and other orders or instruments for the payment of money, shall be signed by such officer, employee, or agent, as shall be authorized from time to time by the Board of Directors. The Board of Directors may, in its discretion, also provide for the countersignature or registration of any or all such orders, instruments or obligations for the payment of money.

Section 6.                      Evidence of Authority.  A certificate by the Secretary as to any action taken by the shareholders, directors, a committee or any officer or representative of the Corporation, shall as to all persons who rely on the certificate in good faith be conclusive evidence of such action.

Section 7.                      Severability.  Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

Section 8.                      Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized by these Bylaws, facsimile signatures of any officer or officers of the Corporation maybe used whenever and as authorized by the Board of Directors or a committee thereof.

Section 9.                      Plural.  As contained in these Bylaws, references to the singular shall include the singular and the plural.

Section 10.                    Electronic Transmission.  For purposes of these Bylaws, "electronic transmission" means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

ARTICLE VII

Amendment

Notwithstanding anything contained in the Articles of Incorporation to the contrary, the Board of Directors is expressly authorized to adopt, alter, amend or repeal the Bylaws of the Corporation by affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present. Any Bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or by the shareholders.  Sections 2, 3, 9, 10 and 14 of Article II herein and Sections 2, 3 and 5 of Article III herein shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least a majority of the voting power of the shares of capital stock of the Corporation issued and outstanding and entitled to vote, voting together as a single class.

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